Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statements on Form S-8 (No. 333-218929 and No. 333-229415) of our report dated April 14, 2022, relating to the consolidated financial statements of Broadway Financial Corporation and Subsidiary, which report appears in the Annual Report on Form 10-K of Broadway Financial Corporation for the year ended December 31, 2021, filed with the Securities and Exchange Commission.

/s/ Moss Adams LLP

Sacramento, California
April 14, 2022